EARLY OCCUPANCY LETTER AGREEMENT

THIS EARLY OCCUPANCY LETTER AGREEMENT (this "Agreement") is made this 30th day of September, 2024 by and between ST. JOHN PROPERTIES, INC., as agent for owner (herein called "Landlord") and Climb Global Solutions, Inc. (herein called "Tenant").

WITNESSETH:

Lease for Premises at: 253 Najoles Road

WHEREAS, by that certain TRIPLE NET BUIDLING LEASE AGREEMENT of even date herewith (the "Lease"), Landlord leased to Tenant 7,044 square feet of rentable area at: 253 Najoles Road, Suite A-C, Millersville, Maryland 21108 (the "Premises").

WHEREAS, said Lease will commence: April 1, 2025

NOW, THEREFORE, in consideration of the mutual covenants of the parties hereto, the parties agree as follows:

1. Pursuant to this Agreement, the Tenant shall be permitted occupancy of the Premises as of December 1, 2024 ("Early Occupancy Date"). Tenant shall not be responsible for any Annual Rent during the four (4) month period between the Early Occupancy Date and March 31, 2025 ("Early Occupancy Period"), however, Tenant shall be responsible for Additional Rent during the Early Occupancy Period.

2. During the term of this Agreement, unless otherwise provided in this Agreement, the rights and obligations of the parties shall be governed by the Lease, which is incorporated in this Agreement by reference.

3. Upon the termination of this Agreement, Tenant shall occupy the Premises pursuant to the Lease.

4. As of occupancy, Tenant shall apply for and pay all costs of electricity, gas, telephone and other utilities used or consumed on the Premises, together with all taxes, levies or other charges on such utilities.

5. The parties represent to one another that they have full power and authority to enter into this Agreement.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Early Occupancy Letter Agreement to be executed and delivered under seal as of the date first above written.

WITNESS:

[signature]

LANDLORD:
St. John Properties, Inc., as agent for owner

By: [signature] (SEAL)

Printed Name: Matthew J. Lenihan

Title: Senior Vice President

WITNESS:

____

TENANT:
Climb Global Solutions, Inc.

Signed by:

By: Dale Foster (SEAL)

48BDC027BDE34C4

Printed Name: Dale Foster

Title: CEO

TRIPLE NET BUILDING LEASE AGREEMENT

THIS TRIPLE NET BUILDING LEASE AGREEMENT ("**Lease**"), made this 30th day of September, 2024, by and between ST. JOHN PROPERTIES, INC., a Maryland corporation, as agent for owner, ("**Landlord**"), and Climb Global Solutions, Inc., a Delaware corporation ("**Tenant**").

WITNESSETH, that in consideration of the rental hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of Tenant to be performed, Landlord does hereby lease unto said Tenant, and the latter does lease from the former an agreed upon 7,044 square feet at the following address: 253 Najoles Road, Suite A-C, Millersville, Maryland 21108 ("**Premises**") for the term of five (5) years ("**Term**"), beginning on the first (1st) day of April, 2025 ("**Lease Commencement Date**"), and ending on the thirty-first (31st) day of March, 2030 ("**Expiration Date**") for the annual rental as set forth in the Annual Rent Schedule below ("**Annual Rent**") payable in advance on the first (1st) day of each and every month during the Term in the monthly installments set forth in the Annual Rent Schedule below. Said payments shall be paid to: St. John Properties, Inc., at 2560 Lord Baltimore Drive, Baltimore, Maryland 21244 or at such other place or to such appointee of Landlord as Landlord may from time to time designate in writing.

<u>Annual Rent Schedule</u>

Date	Annual Rent	Monthly Installments
April 1, 2025 – March 31, 2026	$114,465.00	$9,538.75
April 1, 2026 – March 31, 2027	$117,326.63	$9,777.22
April 1, 2027 – March 31, 2028	$120,259.79	$10,021.65
April 1, 2028 – March 31, 2029	$123,266.29	$10,272.19
April 1, 2029 – March 31, 2030	$126,347.94	$10,529.00

TENANT COVENANTS AND AGREES WITH LANDLORD AS FOLLOWS:

1. Tenant shall pay each installment of Annual Rent and Additional Rent (as defined in Section 4) as and when due without setoff or deduction.

RENTAL ESCALATION

2. Per Annual Rent Schedule above.

USE

3. Tenant shall use and occupy the Premises solely for the following purposes: general office and warehouse for an information technology company.

ADDITIONAL RENT

4. All sums of money other than Annual Rent required to be paid by Tenant to Landlord pursuant to the terms of this Lease, unless otherwise specified herein, shall be considered additional rent and shall be collectible by Landlord as additional rent ("**Additional Rent**"), in accordance with the terms of this Lease, including but not limited to:

A. UTILITIES

Tenant shall apply for and pay all costs of electricity, gas, telephone and other utilities used or consumed on the Premises, together with all taxes, levies or other charges on such utilities.

Tenant agrees to pay Landlord, as Additional Rent, Tenant's Pro-Rata Share of Water and Sewer Charges (as defined below). "**Water and Sewer Charges**" are those charges for consumption and use of water and sewer services chargeable to the building or group of buildings in which the Premises is located, together with all land, parking, improvements and other common areas adjacent thereto (collectively, "**Property**"). However, if in Landlord's reasonable judgment the Water and Sewer Charges for the Premises are substantially higher than normal due to Tenant's water usage, then Tenant agrees to install a water meter upon Landlord's written request and thereafter pay all water charges for the Premises based on such meter reading. "**Tenant's Pro-Rata Share of Water and Sewer Charges**" shall mean the same percentage that the gross square foot area of the Premises bears to the gross square foot area of all leasable floor area within the Property that is occupied during the calendar year

billing period. Landlord shall notify Tenant of any change in Tenant's Pro-Rata Share of Water and Sewer Charges.

B. REAL ESTATE TAXES

Tenant shall pay to Landlord, as Additional Rent, Tenant's Pro Rata Share of Real Estate Taxes (as defined below). "**Real Estate Taxes**" are those taxes that may be levied or assessed by lawful taxing authorities against the land, buildings and improvements on the Property. Real Estate Taxes shall include, but not by way of limitation, all benefits or assessments which may be levied on the Premises, but shall not include the United States income tax, or any state or other income tax upon the income or rent payable hereunder. If this Lease shall be in effect for less than a full fiscal year, the Tenant shall pay its Pro-Rata Share of Real Estate Taxes based upon the number of months that this Lease is in effect. "**Tenant's Pro-Rata Share of Real Estate Taxes**" shall mean the same percentage that the gross square foot area of the Premises bears to the gross square foot of all leasable floor area within the Property. Landlord shall notify Tenant of any change in Tenant's Pro-Rata Share of Real Estate Taxes. Tenant's Pro Rata Share Real Estate Taxes as of the date of this Lease is equal to twenty-three and thirty-nine hundredths percent (23.39%).

Prior to or shortly after Lease Commencement Date, Landlord will notify Tenant of Tenant's share of the current tax year's Real Estate Tax bill. Tenant will pay this amount to Landlord within thirty (30) days of date of notice. Tenant will also make escrow payments monthly for subsequent fiscal tax years in accordance with Section 4D below.

C. OPERATING EXPENSES

For each full or partial calendar year during the Term, Tenant shall pay to Landlord as Additional Rent, Tenant's Pro-Rata Share of Operating Expenses (defined below). "**Operating Expenses**" are defined as the total cost and expense incurred by or on behalf of Landlord in each calendar year in operating, maintaining, and repairing (which includes replacements, additions, and alterations) the

common areas of the Property. Operating Expenses will be adjusted, at the election of Landlord, to reflect 95% occupancy during any calendar year in which the Property is not fully occupied.

Operating Expenses include, without limitation; i) the cost of maintaining and repairing all service pipes, electric, gas and water lines, and sewer mains leading to and from the Premises and the building in which the Premises is located; ii) all costs incurred in painting, resurfacing, and landscaping; iii) all costs for repairs and improvements, line painting and striping, common area lighting and electric, removal of snow, grass cutting, and cleaning of parking areas; iv) all costs incurred in maintaining, repairing and replacing the paving, parking areas, curbs, gutters, sidewalks, and steps; v) all costs for repairs and improvements to roof and exterior walls; vi) all costs for monitoring and maintaining, repairing and replacing fire sprinkler monitoring equipment; vii) Landlord's property casualty, liability, and business interruption insurance; viii) security guard/access control services (when Landlord in its reasonable judgment deems necessary); ix) trash removal when supplied by Landlord; x) semi-annual window washing; xi) the cost of compliance with any governmental rules, regulations, requirements or orders; xii) management fees, accounting fees and the cost of services of independent contractors; xiii) the cost of compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with such Operating Expenses; and xiv) any other expenses or charges which, in accordance with generally accepted accounting and management principles, would be considered an expense of owning, managing, insuring, maintaining, operating, and repairing the Property.

Operating Expenses shall not include: i) any expenses paid by any tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party or by any insurance proceeds (Landlord may, in a reasonable manner, allocate insurance premiums for so-called "blanket" insurance policies, which insure other properties as well as the building, and said allocated amounts shall be deemed to be Operating Expenses); ii) payments of principal and interest on any mortgages, deeds of trust or other financing instruments relating to the financing of the Property; iii) leasing commissions or brokerage fees; iv) costs associated with preparing, improving or altering a space for leasing or releasing

of any space within the Property; and v) capital costs (except capital costs relating to improvements made to the Property (i) to comply with a legal requirement not existing (or changed from that existing) as of the date of this Lease, or (ii) intended to reduce Operating Expenses (for example, a labor saving improvement), which costs shall be capitalized under generally accepted accounting principles and amortized over the useful life of such improvement).

"**Tenant's Pro-Rata Share of Operating Expenses**" (applied to all Operating Expenses except trash removal which formula is calculated below) shall mean the same percentage that the gross square foot area of the Premises bears to the gross square foot of all leasable floor area within the Property. Landlord shall notify Tenant of any change in Tenant's Pro-Rata Share of Operating Expenses. Tenant's Pro Rata Share of Operating Expenses as of the date of this Lease is equal to twenty-three and thirty-nine hundredths percent (23.39%).

"**Tenant's Pro Rata Share of Trash Removal**" shall mean the same percentage that the gross square foot area of the Premises bears to the total gross square foot area of all tenants using the trash removal, storage and collection of recyclable services during the calendar year of the billing period.

During the Term, Tenant's Pro Rata Share of Controllable Operating Expenses (defined below) shall not increase by more than seven percent (7%) per calendar year on a cumulative basis. "Controllable Operating Expenses" means any and all expenses that Landlord has the ability to control, including but not limited to wages, salaries and other benefits paid to Landlord's employees engaged in the operation, management or security of the building, the management fee, and any rental paid for any management office in the building, but specifically excluding the following expenses: i) Real Estate Taxes; ii) utilities; iii) insurance premiums; (iv) snow removal and all other weather-related expenses; and (v) replacements, repairs, removals and improvements necessitated by any law or governmental agency.

D. STATEMENTS

Landlord shall notify Tenant from time to time of the amounts which Landlord estimates will be payable by Tenant for Tenant's Pro-Rata Share of Water and Sewer Charges, Tenant's Pro-Rata Share

of Real Estate Taxes, Tenant's Pro-Rata Share of Operating Expenses, and Tenant's Pro-Rata Share of Trash Removal and Tenant shall pay such amounts in equal monthly installments, as Additional Rent, in advance on or before the first day of each month during the Term. Within a reasonable period of time following the end of each calendar year (or fiscal year for Real Estate Taxes), Landlord shall submit to Tenant a statement summarizing Landlord's costs for the Water and Sewer Charges, Real Estate Taxes, Operating Expenses, and trash removal, to be paid by Tenant with respect to such year, the amount paid by Tenant, and the amount of the resulting balance due or overpayment. If a balance is due to Landlord, Tenant will pay balance to Landlord within thirty (30) days of invoice. Each such statement shall be final and conclusive if no objection is raised within ninety (90) days after submission of each such statement.

If the Term expires on a date other than December 31, then Landlord shall submit to Tenant a statement summarizing the Water and Sewer Charges, Real Estate Taxes and Operating Expenses incurred from January 1 through the termination date, the amount paid by Tenant, and the resulting balance due or overpayment. Such balance due will be considered Additional Rent and may be deducted from any Security Deposit funds being released to Tenant.

Notwithstanding the foregoing provisions of the above section, Landlord shall have the right to require Tenant to pay Tenant's Pro-Rata Share of Water and Sewer Charges, Tenant's Pro-Rata Share of Real Estate Taxes, Tenant's Pro-Rata Share of Operating Expenses, and Tenant's Pro-Rata Share of Trash Removal in quarterly or semi-annual payments rather than on a monthly basis as provided herein.

Tenant shall have ninety (90) days after receiving the above mentioned statement, to audit Landlord's books and records relating to Operating Expenses, Taxes and Water and Sewer Charges. In the event that there is an overpayment by Tenant to the extent of ten percent (10%) or more Landlord shall pay for the reasonable cost of an audit, which cost shall not exceed the cost of the overcharge. If an overpayment has been made by Tenant, same shall be credited against future Rent or refunded within thirty (30) days to Tenant, at its choice.

MUNICIPAL REGULATIONS

5. Tenant shall observe, comply with and execute at its expense, all laws, orders, rules, requirements, and regulations of the United States, State, City or County of the said State, in which the Premises is located, and of any and all governmental authorities or agencies and of any board of fire underwriters or other similar organization, respecting the Premises and the manner in which the Premises are or should be used by Tenant.

Upon request from Landlord, Tenant, at Tenant's sole cost and expense, shall deliver to Landlord data regarding the electricity, natural gas and other energy consumed in the operation of the Premises, and such other related data (e.g., employee count, number of computer screens in the Premises) as reasonably requested by Landlord ("**Energy Data**") for purposes of regulatory compliance, energy management, building environmental performance labeling, and other similar purposes, including but not limited, to energy benchmarking. Tenant acknowledges that Landlord will disclose Energy Data to governmental bodies as required or requested by law and further may disclose Energy Data to others that has been modified, combined or aggregated in a manner such that the resulting data is not exclusively attributable to Tenant; including that Landlord shall be entitled to utilize the Energy Data to apply for or otherwise qualify governmental and nongovernment incentives, which incentives Landlord shall be entitled to retain. Tenant shall be responsible for any regulatory fines or penalties caused by Tenant's energy consumption within the Premises.

ASSIGNMENT AND SUBLET

6. Tenant shall not assign, transfer, or otherwise encumber (collectively, "**Assignment**") this Lease, all or any of Tenant's rights or obligations hereunder or interest herein, or sublease or otherwise permit another party to occupy (collectively, "**Sublease**") the Premises or any part thereof, without the prior written consent of Landlord and said consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding, Tenant shall not solicit Landlord's existing tenants and Landlord shall have the right to deny Tenant's request to sublease or assign the Lease to any of Landlord's existing tenants. If Landlord consents to such assignment or sublease, Tenant shall not be relieved from any liability

whatsoever under this Lease. Landlord shall be entitled to any additional considerations over and above those stated in this Lease, which are obtained in or for the sublease and/or assignment. Landlord may assess processing fees that shall be paid by Tenant as Additional Rent. Such fees shall not exceed $1,000.00.

INSURANCE

7. A. TENANT'S INSURANCE

Throughout the Term, Tenant shall obtain and maintain:

1. Business Personal Property insurance covering Special Causes of Loss. Such Business Personal Property insurance shall not be in an amount less than that required to replace all alterations (whether made by Landlord, Tenant or any previous tenant and irrespective of who paid for such alterations), Tenant's trade fixtures, decorations, furnishings, equipment and personal property and in an amount required to avoid the application of any coinsurance provision. Such Business Personal Property insurance shall contain a Replacement Cost valuation provision.

2. Business Income insurance covering Special Causes of Loss. Such Business Income insurance shall be in minimum amounts typically carried by prudent businesses engaged in similar operations, but in no event shall be in an amount less than the Annual Rent then in effect for the Lease year.

3. Commercial General Liability insurance (written on an occurrence basis) including Contractual Liability coverage insuring the obligations assumed by Tenant under this Lease, Premises and Operations coverage, Personal Injury Liability coverage, Independent Contractor's Liability coverage. Such Commercial General Liability insurance shall be in minimum amounts typically carried by prudent businesses engaged in similar operations, but in no event shall be in an amount less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Three Million Dollars ($3,000,000) annual aggregate. If Tenant conducts operations at locations and/or projects other than the Premises, such annual aggregate limit will be expressed on a "per location" and/or "per project" basis, as

the case may be. Such Commercial General Liability insurance shall be primary to – and non-contributory with – any similar insurance carried by Landlord.

4. Workers' Compensation insurance including Employer's Liability insurance. Such Workers' Compensation insurance shall be for the statutory benefits which may, from time to time throughout the term of this Lease, become payable in the jurisdiction in which the Premises are located. Such Workers' Compensation insurance will include a Waiver of Subrogation in favor of Landlord. In claims against any person or entity indemnified under this Lease by an employee of the Tenant, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this section shall not be limited by a limitation in amount or types of damages, compensation or benefits payable by or for the Tenant under workers compensation acts, disability benefits acts or other employee benefit acts.

All such insurance shall: (1) be issued by a company that is "Admitted" to do business in the jurisdiction in which the Premises are located, and that has a rating equal to or exceeding A: XI from A.M. Best Company; (2) name as additional insureds (except for Workers' Compensation and Employer's Liability) the building owner, St. John Properties, Inc., its respective officers, partners, employees, agents, representatives and any other party required to be indemnified and/or held harmless under the terms of any written contract or agreement with Landlord pertaining to this Lease and/or to the Premises, and the holder of any mortgage; (3) contain an endorsement prohibiting cancellation or failure to renew without the insurer first giving Landlord thirty (30) days' prior written notice (by certified or registered mail, return receipt requested) of such proposed action (no less than ten [10] days' notice of cancellation or failure to renew for non-payment of premium).

No such Commercial General Liability, Workers' Compensation or Employer's Liability insurance shall contain a self-insured retention provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes

customary for other landlords of similar buildings as that which contains the Premises to require similar-sized tenants in similar industries to carry insurance of such higher minimum amounts or of different types. Upon occupancy, Tenant shall deliver a certificate of all required insurance and will continue throughout the Term to do so not less than ten (10) days prior to the expiration of any required policy of insurance. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

To the fullest extent permitted by law, Tenant shall indemnify and hold harmless Landlord, its partners, employees, agents, representatives, and any other party required to be indemnified and/or held harmless under the terms of any written contract or agreement with Landlord pertaining to this Lease and/or to the Premises, from and against all claims, damages, losses, costs and/or expenses, including, but not limited to attorneys' fees, arising out of or resulting from Tenant's acts or omissions, occupancy of the Premises or obligations under this Lease. If the laws of the governing jurisdiction do not permit such an indemnification and/or hold harmless, then Tenant's obligations to indemnify and hold harmless the indemnitees will be to the fullest extent permitted and all other parts of this Lease and this paragraph will apply.

B. LANDLORD'S INSURANCE

Throughout the term of this Lease, Landlord shall obtain and maintain:

1. Real Property insurance against Special Causes of Loss and subject to Replacement Cost valuation covering the building and all of Landlord's property therein in an amount required by its insurance company to avoid the application of any coinsurance provision.

2. Commercial General Liability insurance (written on an occurrence basis) including Contractual Liability coverage insuring the obligations assumed by Landlord under this Lease, Premises and Operations coverage, Personal Injury Liability coverage, Independent Contractor's Liability coverage. Such Commercial General Liability insurance shall be in amounts not less than Two Million

Dollars ($2,000,000) combined single limit per occurrence with a Four Million Dollar ($4,000,000) annual aggregate.

ALTERATIONS

8. A. Tenant shall not make or permit any improvements, alterations, fixed decorations, substitutions or modifications, structural or otherwise, to the Premises or the building (collectively, "**Alterations**") without the prior written approval by Landlord of complete plans and specifications prepared and submitted by Tenant in accordance with subsection B, below.

B. If Tenant shall desire to make any Alterations, Tenant shall first submit plans for the Alterations to Landlord for approval, and upon approval, the Alterations shall be performed at Tenant's sole cost and expense by contractors or mechanics approved by Landlord, and at such times and in such manner as Landlord may reasonably designate. In the event that a building permit is required, Landlord shall have the first option to submit the permit application on behalf of Tenant, but in all events the requisite permits shall be obtained prior to commencing performance of the Alterations and all permit costs shall be at Tenant's expense. Tenant covenants that all work shall be done in a good and workmanlike manner, that the structural integrity of the building shall not be impaired, no liens shall attach to the building by reason thereof, and all Alterations shall be in conformance with all applicable laws and codes. Prior to commencing performance of any Alterations, Tenant shall (i) obtain and keep in full force and effect at all times while Alterations are being performed, at Tenant's sole cost and expense, such insurance coverage pertaining to such Alterations as Landlord may reasonably require Tenant to obtain, including, but not limited to, public liability and property damage insurance, and (ii) provide to Landlord evidence satisfactory to Landlord of the existence of such insurance. Tenant shall also provide to Landlord written waivers of mechanics' and materialmen's liens against the Premises and the Property from all such persons or entities with respect to all work, labor, and services performed and materials furnished in connection with the Alterations.

C. Any such Alterations shall become the property of Landlord as soon as they are affixed to the Premises and all rights, title and interest therein of Tenant shall immediately cease, unless otherwise agreed to by Landlord in writing. Landlord shall have the sole right to collect any insurance for any damage of any kind caused by any Alterations placed upon the Premises by Tenant. If the making of any such Alterations, or the obtaining of any permits therefore shall directly or indirectly result in a franchise, minor privilege or any other tax or increase in tax, assessment or increase in assessment, such franchise, privilege, tax or assessment shall be paid, immediately upon its levy and subsequent levy, by Tenant.

D. Unless Landlord shall consent in writing that Alterations, in whole or in part, may remain in the Premises, all Alterations shall be removed and the Premises shall be restored to the Premises' original condition, by Tenant at its sole cost and expense, before the expiration or termination of this Lease.

E. Except as otherwise expressly provided herein, the costs of any Alterations that Tenant requests Landlord to perform on Tenant's behalf during the Term shall be due and payable as Additional Rent.

MAINTENANCE AND SERVICES

9. A. TENANT'S RESPONSIBILITY. Tenant shall, during the Term, keep the Premises and appurtenances (including, but not limited to, interior and exterior windows, interior and exterior doors, interior plumbing, heating, ventilating and air conditioning ("**HVAC**"), and interior electrical, in good order and condition and will make all necessary repairs or replacement thereof. Landlord does, however, give a ninety (90) day warranty on all of the above mentioned items. This warranty does not include the required annual maintenance contract on the HVAC unit(s) as described below. Any repair made by Landlord, at Tenant's request, to the Premises shall be invoiced to Tenant and shall become due and payable as Additional Rent within thirty (30) days of invoice. Tenant shall be responsible for all exterminating services, except termites, required in the Premises. If Tenant does not make necessary repairs within fifteen (15) days after receiving written notice from Landlord of the need to make a repair,

Landlord may proceed to make said repair and the cost of said repair will become part of and in addition to the next due monthly installment of Additional Rent.

B. HVAC ANNUAL MAINTENANCE CONTRACT. Tenant agrees to furnish to Landlord, at the expense of Tenant, prior to occupancy, a copy of an executed and paid for annual maintenance contract on all HVAC equipment with a reputable company acceptable to Landlord, and will be kept in effect during the Term, at the expense of Tenant. Should Tenant not provide a satisfactory HVAC maintenance contract to Landlord prior to occupancy, Tenant shall be provided a contract through the Landlord and billings for this contract shall become due and payable as Additional Rent within thirty (30) days of invoice.

C. LANDLORD'S RESPONSIBILITY. Landlord shall make all necessary structural repairs to the exterior masonry walls and roof of the Premises, after being notified in writing of the need for such repairs. In the event the necessity for such repairs is caused by the negligence or misuse of Tenant, its employees, agents or customers, the cost of such repairs shall be at Tenant's expense.

D. SURRENDER. Tenant shall, at the expiration of the Term or at the sooner termination thereof by forfeiture or otherwise, deliver up the Premises in the same good order and condition as it was at the beginning of the tenancy, reasonable wear and tear excepted.

DEFAULT

10. In the event Tenant shall fail to pay said installments of Annual Rent, Additional Rent or any other sum required by the terms of this Lease, additional written agreements or addenda of this Lease to be paid by Tenant, and such failure shall continue for five (5) days after Landlord has given written notice thereof to Tenant, Landlord shall have along with any and all other legal remedies the immediate right to make distress therefore, and upon such distress, in Landlord's discretion, this tenancy shall terminate. In the event Tenant shall fail to comply with any of the provisions, covenants or conditions of this Lease, on its part to be kept and performed, and such default shall continue for a period of ten (10) days after

Landlord has given written notice to Tenant, then, upon the happening of any such event, and in addition to any and all other remedies that may thereby accrue to Landlord, Landlord may do the following:

A. Landlord's Election to Retake Possession Without Termination of Lease

Landlord may retake possession of the Premises with legal process and shall have the right, but not the obligation, without being deemed to have accepted a surrender thereof, and without terminating this Lease, to relet the same for the remainder of the Term upon terms and conditions satisfactory to Landlord; and if the rent received from such reletting does not at least equal the Annual Rent and other sums payable by Tenant hereunder, Tenant shall pay and satisfy the deficiency between the amount of Annual Rent and other sums so provided in this Lease and the Annual Rent received through reletting the Premises; and, in addition, Tenant shall pay reasonable expenses in connection with any such reletting, including, but not limited to, the cost of renovating, altering, and decorating for any occupancy, leasing commissions paid to any real estate broker or agent, and attorneys' fees incurred.

B. Landlord's Election to Terminate Lease

Landlord may terminate the Lease and forthwith repossess the Premises and be entitled to recover as damages a sum of money equal to the total of the following amounts:

1. any unpaid rent or any other outstanding monetary obligation of Tenant to Landlord under the Lease;

2. the balance of the rent and other sums payable by Tenant for the remainder of the Term to be determined as of the date of Landlord's re-entry;

3. damages for the wrongful withholding of the Premises by Tenant;

4. all legal expenses, including attorneys' fees, expert and witness fees, court costs and other costs incurred in exercising its rights under the Lease;

5. all costs incurred in recovering the Premises, restoring the Premises to good order and condition, and all commissions incurred by Landlord in reletting the Premises; and

6. any other reasonable amount necessary to compensate Landlord for all detriment caused by Tenant's default.

DAMAGE

11. In the case of the total destruction of the Premises by fire or other natural casualty, as shall render the Premises totally unfit for occupancy by Tenant for more than sixty (60) days, this Lease, upon surrender and delivery to Landlord of the Premises, together with the payment of the monthly installments of Annual Rent and Additional Rent to the date of such occurrence, shall terminate and be at an end. If the Premises are rendered partly untenantable by any cause mentioned in the preceding sentence, Landlord shall, at its own expense, restore the Premises with all reasonable diligence, and the monthly installments of Annual Rent and Additional Rent shall be abated proportionately for the period of said partial untenantability and until the Premises shall have been fully restored by Landlord. In the event Landlord is not able to restore the Premises for use by Tenant within one hundred twenty (120) days, Tenant, at its election, may terminate this Lease by giving to Landlord notice of such election within thirty (30) days following the expiration of such one hundred twenty (120) day period. In the event that Landlord completes the restoration of the Premises within thirty (30) days after receipt of Tenant's noticed of termination referenced in the immediately preceding sentence, Tenant's notice of termination shall be deemed to be rescinded and shall be null and void and without further force and effect.

BANKRUPTCY

12. In the event of the appointment of a receiver or trustee for Tenant by any court, federal and state, in any legal proceedings under any provisions of the Bankruptcy Act, if the appointment of such receiver or such trustee is not vacated within sixty (60) days, or if said Tenant be adjudicated bankrupt or insolvent, or shall make an assignment for the benefit of its creditors, then and in any of said events, Landlord may, at its option, terminate this tenancy by ten (10) days written notice, and re-enter upon the Premises.

POSSESSION/BENEFICIAL OCCUPANCY

13. Tenant shall be granted possession to the Premises prior to the Lease Commencement Date in accordance with a separate Early Occupancy Letter Agreement executed by Landlord and Tenant ("**Early Occupancy Agreement**"). Landlord covenants and agrees that possession of the Premises shall be given to Tenant as soon as the Premises are ready for occupancy. If possession cannot be given to Tenant on or before the Early Occupancy Date (as defined in the Early Occupancy Agreement) and such delay is not caused by the acts or omissions of Tenant, the Early Occupancy Date, Lease Commencement Date and Expiration Date shall be extended on a day for day basis until possession is given. However, in the event possession cannot be given to Tenant on or before the Lease Commencement Date of this Lease, and such delay is caused by the acts or omissions of Tenant, rent shall commence on the Lease Commencement Date.

If Tenant occupies any portion of the Premises prior to tender of possession thereof by Landlord, such occupancy shall be deemed to be beneficial occupancy and a proportionate share of the Annual Rent and Additional Rent shall be due and payable as to that portion of the Premises so occupied, immediately upon Tenant's occupancy. Such occupancy by Tenant and installments of Annual Rent and Additional Rent thereby due shall not depend on official governmental approval of such occupancy, state of completion of building, availability or connection of utilities and services including but not limited to water, sewer, well water, septic system, gas, oil, or electric. No Annual Rent credit shall be given because of lack of utilities or services unless caused by the negligence of Landlord.

SIGNS, ETC.

14. Tenant covenants and agrees that:

A. All signs shall be in compliance with Landlord's sign specifications attached hereto;

B. It shall not place or permit any signs, lights, awnings or poles on or about the exterior of the Premises without the prior permission, in writing, of Landlord and in the event such consent is given, Tenant agrees to pay any minor privileges or other tax.

C. Landlord, at Landlord's option, may immediately remove and dispose of any of the unauthorized aforementioned items at the expense of Tenant and said cost shall become part of and in addition to the next due monthly installments of Annual Rent, as Additional Rent. Tenant further covenants and agrees that it will not paint or make any changes in or on the outside of the Premises without the written consent of Landlord. Tenant agrees that it will not do anything on the outside of the Premises to change the uniform architecture, paint or appearance of said building, without the written consent of Landlord.

D. Landlord shall have the right to place a "For Rent" sign on any portion of the Premises for ninety (90) days prior to termination of this Lease and to place a "For Sale" sign thereon at any time.

E. Upon Lease termination Tenant shall remove all exterior signage so as to leave the building in the same condition prior to Tenant's occupancy.

EXTERIOR OF PREMISES

15. Tenant covenants and agrees not to put any items on the sidewalk or parking lot in the front, rear, or sides of said building or block said sidewalk, and not to do anything that directly or indirectly takes away any of the rights of ingress or egress of light from any other tenant of Landlord or do anything which will, in any way, change the uniform and general design of the Property. Tenant will also keep the rear steps to the Premises free and clear of ice, snow and debris.

WATER DAMAGE

16. Tenant covenants and agrees that Landlord shall not be held responsible for and Landlord is hereby released and relieved from any liability by reason of or resulting from damage or injury to person or property of Tenant or of anyone else, directly or indirectly caused by (a) dampness or water in any part of the Premises or in any part of any other property of Landlord or of others and/or (b) any leak or break in any part of the Premises or in any part of any other property of Landlord or of others or in the pipes of the plumbing or heating works thereof, unless the damage is due to Landlord's negligence.

LIABILITY

17. Landlord shall not be liable to Tenant for any loss or injury to Tenant or to any other person or to the property of Tenant or of any other person unless such loss or damage shall be caused by or result from a negligent act or omission solely on the part of Landlord, its agents, or employees. Tenant shall, and does hereby, indemnify and hold harmless Landlord and any other parties in interest from and against any and all liabilities, fines, claims, damages and actions, costs and expenses of any kind or nature (including attorneys' fees) and of anyone whatsoever (i) relating to or arising from Tenant's use and occupancy of the Premises; (ii) due to or arising out of any mechanic's lien filed against the building, or any part thereof, for labor performed or for materials furnished or claimed to be furnished to Tenant, or (iii) due to or arising out of any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed or performed. If the laws of the governing jurisdiction do not permit such an indemnification and/or hold harmless, then Tenant's obligations to indemnify and hold harmless the indemnitees will be to the fullest extent permitted and all other provisions of this Lease and this Section will remain in full force and effect. Tenant's obligations to indemnify and hold harmless the indemnitees shall survive the expiration or termination of this Lease.

To the fullest extent permitted by law, Landlord shall indemnify and hold harmless Tenant, its partners, employees, agents, representatives and any other party required to be indemnified and/or held harmless under the terms of this Lease, from and against all claims, damages, losses, costs and/or expenses, including, but not limited to, reasonable attorneys' fees, arising out of or resulting from the negligent acts or omissions of Landlord, or Landlord's employees, agents or contractors If the laws of the governing jurisdiction do not permit such an indemnification and/or hold harmless, then Landlord's obligations to indemnify and hold harmless the indemnitees will be to the fullest extent permitted and all other parts of this Lease and this section will apply.

In the event Landlord provides any Security Guard or Access Control Services as described herein in Section 4C, Landlord is hereby released from any responsibility for any damages either to

person or property sustained by Tenant incurred in connection with or arising from acts or omissions of any security guard or access control services provided by Landlord.

RIGHT OF ENTRY

18. It is understood and agreed that Landlord, its agents, and employees, shall have, and Tenant hereby gives them and each of them, the absolute and unconditional right, license and permission, at any and all reasonable times, and for any reasonable purpose whatsoever, to enter through, across or upon the Premises or any part thereof, and, at the option of Landlord, to make such reasonable repairs to or changes in the Premises as Landlord may deem necessary or proper. Tenant agrees Landlord and its agents and assigns have the unconditional right to show the Premises for lease at any time, without notice once Tenant notifies Landlord of its intention to vacate the Premises.

EXPIRATION

19. It is agreed that the Term expires on the Expiration Date, without the necessity of any notice by or to any of the parties hereto. If Tenant shall occupy the Premises after such expiration, it is understood that, in the absence of any written agreement to the contrary, said Tenant shall hold the Premises as a "Tenant from month to month", subject to all the other terms and conditions of this Lease, at double the highest monthly installments of Annual Rent reserved in this Lease; provided that Landlord shall, upon such expiration, be entitled to the benefit of all public general or public local laws relating to the speedy recovery of the possession of lands and tenements held over by Tenant that may be now in force or may hereafter be enacted.

Prior to Lease expiration, Tenant agrees to schedule an inspection with Landlord to confirm that the Premises will be in proper order at expiration, including, but not limited to, lighting, mechanical, electrical and plumbing systems.

CONDEMNATION

20. It is agreed that in the event condemnation proceedings are instituted against the Premises and possession taken by the condemning authority, then this Lease shall terminate at the date possession is taken and Tenant shall not be entitled to recover any part of the award.

SUBORDINATION

21. It is agreed that Landlord shall have the right to place a mortgage or deed of trust on the Premises and this Lease shall be subordinate to any such mortgage or deed of trust whether presently existing or hereafter placed on the Premises, and Tenant agrees to execute any reasonable documents assisting the effectuating of said subordination. Furthermore, if any person or entity shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, Tenant shall automatically attorn to such successor in interest, which attornment shall be self operative and effective upon the signing of this Lease, and Tenant shall execute such other agreement in confirmation of such attornment as such successor in interest shall reasonably request.

NOTICE

22. Any written notices required by this Lease shall be deemed sufficiently given, if (i) hand delivered, (ii) sent via first class U.S. mail, (iii) certified mail or (iv) overnight courier service, to the addresses set forth below, or at such other place as Landlord or Tenant may from time to time designate in writing:

Any notice required by this Lease is to be sent to Landlord at:

2560 Lord Baltimore Drive

Baltimore, Maryland 21244

Any notice required by this Lease is to be sent to Tenant at:

4 Industrial Way West

Eatontown NJ 07724

Account Contact Information:

Address: Matt Sullivan

4 Industrial Way West

Eatontown NJ 07724

Contact:

Title: CAO

Email Address: matthews@climbcs.com

Telephone/Fax: 8008477078

Emergency Contact Information:

Address: Drew Clark

4 Industrial Wayu West

Eatonwtown NJ 07724

Contact:

Title: CFO

Email Address: drew@climbcs.com

Telephone/Fax: 8008477078

REMEDIES NOT EXCLUSIVE

23. No remedy conferred upon Landlord shall be considered exclusive of any other remedy, but shall be in addition to every other remedy available to Landlord under this Lease or as a matter of law. Every remedy available to Landlord may be exercised concurrently or from time to time, as often as the occasion may arise. Tenant hereby waives any and all rights which it may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

NON-WAIVER

24. It is agreed that the failure of Landlord to insist in any one or more instances upon a strict performance of any covenant of this Lease or to exercise any right herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or right, but the same shall remain in full force and effect, unless the contrary is expressed in writing by Landlord. The receipt of the monthly installments of Annual Rent or Additional Rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant hereunder, shall not be deemed to be a waiver of any provisions of this Lease. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee of Landlord shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing by Landlord accepting or agreeing to accept such surrender.

SECURITY DEPOSIT, PREPAYMENT AND FINANCIAL STATEMENTS

25. A security deposit of $9,538.75 ("**Security Deposit**") and the first monthly installment of Annual Rent and Additional Rent in the amount of $11,751.74 ("**Prepayment**") is required to accompany this Lease, when submitted for approval by Landlord, subject to all the conditions of the Security Deposit Agreement attached. If this Lease is not executed by Landlord within forty-five (45) days of its submission to Landlord, the Security Deposit and the Prepayment will be refunded in full. Landlord shall have the right to require annual financial statements for Tenant and/or any Guarantor of this Lease. Tenant or Guarantor shall provide written answers to any questions from Landlord which are related to Tenant's financial statements or provide written projections on Tenant's business, if the financials are unacceptable to Landlord.

FINAL AGREEMENT

26. This Lease contains the final and entire agreement between the parties hereto, and neither they nor their agents shall be bound by any terms, conditions or representations not herein written.

LEGAL EXPENSE

27. In the event, to enforce the terms of this Lease, Landlord files legal action against Tenant, and is successful in said action, the Tenant agrees to pay all reasonable expenses to Landlord, including the

attorneys' fee incident to said legal action. In the event that Landlord is successful in any legal action filed against Tenant, Landlord's expenses incident to said legal action shall be due as Additional Rent within thirty (30) days of invoice.

LAND

28. It is agreed that the Premises is the building area occupied by Tenant and only the land under that area.

RELOCATION

29. Landlord shall have the right at any time during the Term, upon not less than ninety (90) days written notice to Tenant, to relocate Tenant to another location within the Property, or to another building within the park where the Property is located, provided: (a) the new location is reasonably similar to size, utility, and appearance to the Premises hereby demised and (b) Landlord pays all reasonable moving costs incurred by Tenant in connection with such move. The parties shall, upon Landlord's request, execute an amendment to this Lease which will specify the change in Premises, but this Lease shall in no other respect be amended.

ENVIRONMENTAL REQUIREMENTS

30. Tenant hereby covenants and agrees that if at any time it is determined that there are materials placed on the Premises by Tenant which, under any environmental requirements require special handling in collection, storage, treatment, or disposal, Tenant shall, within thirty (30) days after written notice thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all environmental requirements. If Tenant shall fail to take such action, Landlord may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so; and all sums so advanced or paid, including all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorneys' fees, fines, or other penalty payments, shall be at once repayable by Tenant as Additional Rent and shall bear interest at the rate of four percent (4%) per annum above the Prime Rate from time to time

as published by The Wall Street Journal, from the date the same shall become due and payable until the date paid. Failure of Tenant to comply with this Section shall constitute a default under this Lease and the provisions of this Section shall survive the expiration or termination of this Lease.

SEVERABILITY

31. In the event any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

LATE CHARGE

32. In the event Tenant shall fail to pay when due, the monthly installments of Annual Rent, Additional Rent or any other sum required by the terms of this Lease to be paid by Tenant, then, upon the happening of any such event, and in addition to any and all other remedies that may thereby accrue to Landlord, Tenant agrees to pay to Landlord a late charge of five percent (5%) of the monthly account balance. The late charge on the Annual Rent accrues after ten (10) days of the due date, payable as Additional Rent and the late charge on other amounts due Landlord accrue thirty (30) days from invoice, payable as Additional Rent. In the event the monthly installment of Annual Rent is received fifteen (15) days after due date, Landlord shall have option to require the rental payment be made with a certified or cashier's check.

QUIET ENJOYMENT

33. Tenant, upon paying the monthly installments of Annual Rent, Additional Rent and other charges herein provided and observing and keeping all of its covenants, agreements, and conditions in this Lease, shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by or through Landlord: subject, however, to all exceptions, reservations and conditions of this Lease.

LANDLORD'S WORK

34. Landlord, at Landlord's sole cost and expense, shall construct interior improvements utilizing building standard materials and finishes in accordance with the mutually agreed upon floor plan dated September 10, 2024 and attached hereto as Exhibit A.

WINDOW COVERINGS

35. Tenant shall not install any window covering other than a one-inch horizontal mini-blind of an off-white color unless approved in writing by Landlord.

RULES AND REGULATIONS

36. Tenant shall at all times comply with the Rules and Regulations attached hereto and made a part hereof. Landlord shall make a reasonable effort to enforce the Rules and Regulations equitably against all tenants of the Property.

ESTOPPEL CERTIFICATE

37. Either party shall, at any time during the Term, upon request of either party, execute, acknowledge, and deliver to either party or its designee, a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact that the same is in full force and effect.

EXCULPATION CLAUSE

38. No principal, partner, member, officer, director, trustee or affiliate of Landlord (collectively, "**Landlord Affiliates**") shall have any personal liability under any provision of this Lease.

AUTHORIZATION TO SIGN LEASE

39. If Tenant is a corporation, each individual executing the Lease on behalf of Tenant represents and warrants that he/she is duly authorized to execute and deliver the Lease on behalf of Tenant in accordance with Tenant's bylaws or a duly adopted resolution of Tenant's Board of Directors, authorizing the execution of the Lease and that the Lease is binding upon Tenant in accordance with its terms.

APPLICABLE LAW

40. Construction and interpretation of this Lease shall be governed by the laws of the State of Maryland, excluding any principles of conflicts of laws. Tenant hereby consents to the jurisdiction and

venue of the Courts of the State of Maryland and to the jurisdiction and venue of any United States District Court in the State of Maryland.

FORCE MAJEURE

41. If either party hereto shall be delayed or hindered in or prevented from the performance of any non-monetary act by Force Majeure (as defined below), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 41 shall not operate to excuse Tenant from the prompt payment of rent or any other payments required by the terms of this Lease and shall not operate to delay or extend the Term. "**Force Majeure**" means a material delay beyond the reasonable control of the delayed party caused by labor strikes, lock-outs, industry-wide inability to procure materials, extraordinary restrictive governmental laws or regulations (such as gas rationing), mass riots, war, military power, terrorist acts, sabotage, material fire or other material casualty, pandemic, or an extraordinary and material act of God (such as a tornado or earthquake), but excludes inadequacy of insurance proceeds, litigation or other disputes, financial inability, lack of suitable financing, and delays of the delayed party's contractor. Delays or failures to perform resulting from lack of funds shall not be deemed delays beyond the reasonable control of a party. Strikes, walkouts or other labor troubles by Tenant shall not constitute an event of Tenant Force Majeure.

AGREEMENT CONTENTS

42. The headings, captions and titles in this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of this Lease. This Lease may be executed in counterparts, each of which shall be deemed a part of an original and all of which together shall constitute one agreement. This Lease may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider) appearing on this Lease are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to,

or a signed copy of, this Lease may be made by facsimile, email or other electronic transmission. The parties agree that Landlord may preserve the Lease in electronic format, and Tenant waives any objections as to the Lease's authenticity or admissibility in a court of law.

[Signature page follows]

Docusign Envelope ID: 99E842C6-BB29-4E9F-AFF1-727000CC34E0

AS WITNESS THE HANDS AND SEALS OF THE PARTIES HERETO THE DAY AND YEAR FIRST ABOVE WRITTEN:

WITNESS:

____

TENANT:

Climb Global Solutions, Inc.
a Delaware corporation

By: Dale Foster (SEAL)
48DDC027BDE84C4...

Printed Name: Dale Foster

Title: CEO

WITNESS:

Mindy Saler

LANDLORD:

ST. JOHN PROPERTIES, INC.,
a Maryland corporation (as agent for owner)

By: Matthew J. Lenihan (SEAL)

Printed Name: Matthew J. Lenihan

Title: Senior Vice President

SECURITY DEPOSIT AGREEMENT

This is **NOT** a receipt.

Date: September 30, 2024

St. John Properties, Inc., as agent for owner ("Landlord") received from Climb Global Solutions, Inc. ("Tenant") the amount of $9,538.75, as security deposit for the premises known as 253 Najoles Road, Suite A-C, Millersville, Maryland 21108 ("Premises").

Landlord agrees that, subject to the conditions listed below and terms of the foregoing Lease, this security deposit will be returned in full within forty-five (45) days of vacancy, provided, however, that to the extent any such conditions have been satisfied, the security deposit less any deductions for the Landlord's cost of satisfying such conditions and/or payment of such amounts due, shall be returned to Tenant within forty-five (45) days of vacancy.

Tenant agrees that this security deposit may not be applied by Tenant as rent and that the full monthly rent will be paid on or before the first day of every month, including the last month of occupancy. Tenant further agrees that a mortgagee of the property demised by the Lease to which this Security Deposit Agreement is appended and/or a mortgagee thereof in possession of said property and/or a purchaser of said property at a foreclosure sale shall not have any liability to Tenant for this security deposit.

SECURITY DEPOSIT RELEASE PREREQUISITES

- Full Term of Lease has expired.
- No damage to property beyond ordinary wear and tear.
- Entire Premises broom clean and in order.
- No unpaid late charges or delinquent rents, or other delinquent sums payable by Tenant.
- All keys returned to Landlord.
- All debris and rubbish and discards placed in proper rubbish containers.
- Forwarding address left with Landlord.

AS WITNESS THE HANDS AND SEALS OF THE PARTIES HERETO THE DAY AND YEAR FIRST ABOVE WRITTEN:

WITNESS:

____

TENANT:

Climb Global Solutions, Inc.
a Delaware corporation

By: Dale Foster (SEAL)
48BBC027BDE34C4...

Printed Name: Dale Foster

Title: CEO

WITNESS:

Mindy Sala
____

LANDLORD:

ST. JOHN PROPERTIES, INC.,
a Maryland corporation (as agent for owner)

By: Matthew Lenihan (SEAL)

Printed Name: Matthew J. Lenihan

Title: Senior Vice President

RULES AND REGULATIONS

1) The Common Facilities, and the sidewalks, driveways, and other public portion of the Property shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress or egress to and from the Premises, and Tenant shall not permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Property. Tenant shall not invite to, or permit to visit the Premises, persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Property. Landlord reserves the right to control and operate, and to restrict and regulate the use of, the Property and the public facilities, as well as facilities furnished for the common use of tenants, in such manner as it deems best for the benefit of tenants generally.

2) No animals (except Service Animals), fish or birds of any kind shall be brought into, or kept in or about the Premises within the building.

3) Tenant shall not make or cause to make noise, including, but not limited to, music, the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the building or Property.

4) Tenant shall not use the Premises or allow it to be used for lodging or sleeping or for any immoral or illegal purpose.

5) Tenant shall not cause or permit any odors of cooking or other processes, or any unusual or objectionable odors, to emanate from the Premises which would annoy other tenants or create a public or private nuisance. Smoking or vaping (of any kind) is not allowed in the Premises or within 50 feet of any entrance to the building and Landlord may post suitable signage to that effect.

6) Plumbing facilities shall not be used for any purpose other than those for which they were constructed. No sweepings, rubbish, ashes, newspapers, objects or other substances of any kind shall be thrown into the plumbing facilities.

7) Tenant agrees to keep the Premises in a neat, good and sanitary condition and to place garbage, trash, rubbish and all other disposables only where Landlord directs.

8) Landlord reserves the right to rescind, alter, waive or add, any rule or Regulation at any time prescribed for the building when, in the reasonable judgment of Landlord, Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Property, or the preservation of good order therein, or the operation or maintenance of the Property, or the equipment thereof, or the comfort of tenants of others in the Property. No rescission, alteration, waiver or addition of any rule or regulation in respect of one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.

9) Tenant shall have the non-exclusive right to park in parking spaces in front of and behind Tenant's Premises. This area shall be defined by two imaginary lines extending out from Tenant's demising walls.

10) Tenant shall not place storage trailers or other storage containers of any type outside the Premises.

11) Tenant shall not park on a permanent or semi-permanent basis, any trailer behind dock doors or in any other location outside the Premises for the purpose of storage.

12) Tenant shall place any and all trash containers in the rear parking lot with a minimum of 15 feet distance from the building and within the two imaginary lines extending out from Tenant's rear demising walls. Tenant shall comply with Landlord's recycling and waste management policy, as part of Landlord's sustainability practices.

13) Tenant acknowledges that it is Landlord's intention that the Property be operated in a manner which is consistent with the Landlord's sustainability practices and that the building is or may be in the future certified pursuant to the U.S. Green Building Council's LEED rating system. Tenant is required to comply with these sustainability practices outside of the Premises and to the extent activities within the Premises jeopardize such certification to comply with those practices within the Premises.

14) The Landlord does not conduct fire or other evacuation drills or the like for the building, but the Tenant may, with written notice to Landlord, conduct emergency evacuation drills. In the event of an emergency, including a building alarm sounding, the Tenant should have all immediately safely evacuate the building and promptly notify the appropriate authorities, be it fire department or police.

15) Non-compliance with any of the above rules and regulations may, in Landlord's sole judgment, result in a monetary fine not to exceed $100 per day. Landlord will notify Tenant of such violations and Tenant will have five (5) days to rectify, after which, daily fine will be applied, due and payable as Additional Rent within thirty (30) days of invoice.